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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JUNE 27, 2002


                                VECTOR GROUP LTD.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)


         1-5759                                         65-0949535
------------------------                  ------------------------------------
(Commission File Number)                  (I.R.S. Employer Identification No.)


 100 S.E. SECOND STREET, MIAMI, FLORIDA                             33131
 ----------------------------------------                          ----------
 (Address of principal executive offices)                          (Zip Code)


                                 (305) 579-8000
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              (Registrant's telephone number, including area code)





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ITEM 5. OTHER EVENTS.

         On June 27, 2002, Vector Group Ltd. issued a press release announcing preliminary test results for its OMNI cigarette product. A copy of the press release is attached hereto as Exhibit 99.1.

         On June 27, 2002, the Board of Directors of Vector approved the acquisition by High River Limited Partnership and its affiliates of additional shares of Vector's common stock without High River being restricted as an interested stockholder for the purposes of Section 203 of the Delaware General Corporation Law, which governs business combinations with interested stockholders. High River, an investment entity owned by Carl C. Icahn, informed Vector that, prior to the proposed purchase approved on June 27, 2002, High River and its affiliates owned approximately 6,783,145 shares of Vector's common stock, representing approximately 20.0% of the shares.

         High River advised Vector that it desired to purchase up to an additional 500,000 shares of common stock in the open market. Vector's Board approved on June 27, 2002 under Section 203 the proposed purchase, provided that the total number of shares of common stock beneficially owned by High River and its affiliates, assuming completion of the proposed purchase, would not exceed 7,283,145 shares of common stock, or approximately 21.5% of the shares.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

    EXHIBIT NO.                DESCRIPTION
    -----------                -----------
       99.1                    Press Release issued June 27, 2002






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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 VECTOR GROUP LTD.

                                 By: /s/ JOSELYNN D. VAN SICLEN
                                     ------------------------------------------
                                     Joselynn D. Van Siclen
                                     Vice President and Chief Financial Officer
Date: June 28, 2002




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